Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, MARCH 2, 2023

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2022

Williamsburg, Virginia – March 2, 2023 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2022. The Company’s results include the following*:

	Three Months Ended			Year Ended
	December 31, 2022	December 31, 2021	December 31, 2019	December 31, 2022	December 31, 2021	December 31, 2019
	($ in thousands except per share data)			($ in thousands except per share data)
Total revenue	$41,342	$35,076	$44,305	$166,077	$127,588	$185,788
Net income (loss) attributable to common stockholders	3,092	(17,209)	(3,419)	24,967	(33,402)	(5,911)

EBITDA	14,982	5,871	7,836	43,298	25,980	42,011
Hotel EBITDA	11,893	8,102	9,280	46,463	30,895	46,938

FFO attributable to common stockholders and unitholders	7,800	(1,571)	1,754	13,738	(4,789)	14,763
Adjusted FFO attributable to common stockholders and unitholders	7,991	(1,334)	1,026	17,820	(4,890)	17,549

Net income (loss) per common share	$0.17	$(1.06)	$(0.25)	$1.40	$(2.15)	$(0.43)
FFO per common share and unit	$0.40	$(0.09)	$0.11	$0.73	$(0.29)	$0.96
Adjusted FFO per common share and unit	$0.41	$(0.08)	$0.07	$0.95	$(0.29)	$1.14

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) attributable to common stockholders and unitholders, adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased to $101.73, for the three months ended December 31, 2022, from $85.80 in the comparable period in 2021 and was 0.5% below RevPAR of $102.27 for the comparable period in 2019. Changes in RevPAR were driven by an increase in the average daily rate (“ADR”) to $180.05 for the three months ended December 31, 2022, from $162.00 for the comparable period in 2021 and by an increase in occupancy to 56.5% from 53.0% in the comparable 2021 period. However, while ADR for the three months ended December 31, 2022, was 15.7% higher than ADR for the comparable period in 2019, occupancy for the three months ended December 31, 2022, was still 9.2% below the 65.7% occupancy achieved during the comparable 2019 period.
•
Revenue. Total revenue increased to approximately $41.3 million for the three months ended December 31, 2022 from approximately $35.1 million during the comparable period in 2021. Total revenue for the three months ended December 31, 2022 was 6.7% below total revenue of approximately $44.3 million during the comparable 2019 period. Total revenue increased to approximately $166.1 million for the year ended December 31, 2022 from approximately $127.6 million during the comparable period in 2021. Total revenue for the year ended December 31, 2022 was 10.6% below total revenue of approximately $185.8 million during the comparable 2019 period.
•
Net income (loss) attributable to common stockholders. For the three-month period ending December 31, 2022, net income attributable to common stockholders increased 118.0%, or approximately $20.3 million, over the three months ended December 31, 2021, from a loss of approximately $17.2 million to income of approximately $3.1 million. For the twelve-month period ending December 31, 2022, net income attributable to common stockholders increased 174.7% or approximately $58.4 million over the twelve months ended December 31, 2021.
•
Hotel EBITDA. The Company increased production of hotel EBITDA to approximately $11.9 million for the three months ended December 31, 2022, from approximately $8.1 million during the comparable period in 2021. Hotel EBITDA for the three months ended December 31, 2022, was approximately $2.6 million above the hotel EBITDA generated in the comparable 2019 period. For the twelve-month period ending December 31, 2022, hotel EBITDA increased 50.4% or approximately $15.6 million over the twelve months ended December 31, 2021. Hotel EBITDA for the twelve months ended December 31, 2022, was approximately $0.5 million below the approximately $46.9 million hotel EBITDA produced during the comparable 2019 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending December 31, 2022, adjusted FFO attributable to common stockholders and unitholders increased 698.9%, or approximately $9.3 million, over the three months ended December 31, 2021, from approximately (1.3) million to approximately $8.0 million. For the twelve-month period ending December 31, 2022, adjusted FFO attributable to common stockholders and unitholders increased 464.4% or approximately $22.7 million over the twelve months ended December 31, 2021.
•
Preferred Dividends. The Company has reinstated payment of quarterly dividends on its preferred stock. On January 24, 2023 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.4921875 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on March 15, 2023 to shareholders of record as of February 28, 2023.
•
Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended December 31, 2022. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations. Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "The results of Sotherly’s fourth quarter helped cap a very good year for the Company. Fourth quarter hotel EBITDA finished at $11.9 million, which was a 46.8% increase over Q4 2021 and eclipsed Q4 2019 by 28.2%. Adjusted FFO for Q4 2022 finished at $0.41 per share, compared to the prior year’s deficit of $0.08 per share. As we saw throughout 2022, ADR continued to outperform the prior year and 2019: Q4 ADR for our wholly owned hotels exceeded prior year by 15.4% and exceeded Q4 2019 by 16.5%. Occupancy increased from 54.1% in Q4 2021 to 58.0% in Q4 2022 but lagged occupancy of 67.5% in Q4 2019. Our group booking pace continues to improve. Our current pace is 46.9% ahead of the same time last year, and group ADR continues to grow. Business travel continues to layer into our revenues, especially in our urban markets. The strength of our booking pace has yet to be impacted by any material slow down or evidence of an impending recession. Further, we recently announced the resumption of dividends on our preferred stock, which demonstrates the Company’s ongoing recovery. We were very happy with 2022 results."

Balance Sheet/Liquidity

As of December 31, 2022, the Company had approximately $27.3 million of available cash and cash equivalents, of which approximately $5.4 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $324.4 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.00%.

Other Events

On February 26, 2023, affiliates of the Company entered into amended loan documents to modify the existing mortgage loan on The Whitehall hotel located in Houston, TX with the existing lender, International Bank of Commerce. The amended loan documents extend the maturity date to February 26, 2028; maintain a floating interest rate of New York Prime Rate plus 1.25%; and subject the interest rate to a floor rate of 7.50%. The amended loan continues to be guaranteed by the Operating Partnership.

Between April 16 and May 6, 2020, the Operating Partnership and certain of its subsidiaries received proceeds of three separate PPP Loans administered by the U.S. Small Business Administration pursuant to the CARES Act totaling approximately $10.7 million. On December 9, 2022, the Company was notified it had received forgiveness for one its PPP Loans in the principal amount of approximately

$4.6 million. On January 11, 2023, the Company was notified it has received forgiveness for another one of its PPP Loans in the principal amount of approximately $0.3 million.

Q1 2023 Outlook

Set forth below is the Company's guidance for Q1 2023. The table below reflects the Company’s projections, within a range, of various financial measures for Q1 2023, in thousands of dollars, except per share and RevPAR data:

	Q1 2023 Guidance
	Low Range	High Range

Total revenue	$42,309	$44,349
Net income	1,290	1,865
Net loss available to common stockholders and unitholders	(705)	(130)

EBITDA	10,026	10,601
Hotel EBITDA	11,926	12,501

FFO available to common stockholders and unitholders	3,890	4,465
Adjusted FFO available to common stockholders and unitholders	4,155	4,730

Net loss per share available to common stockholders	$(0.04)	$(0.01)
FFO per common share and unit	$0.20	$0.23
Adjusted FFO per common share and unit	$0.21	$0.24
Rev PAR	$111.77	$117.16
Hotel EBITDA margin	28.2%	28.2%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2022 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, March 2, 2023. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 844-200-6205 (United States) or +1 929-526-1599 (International) and enter access code 847511. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on March 2, 2023 through March 16, 2023. To access the rebroadcast, dial 866-813-9403 or +44 204-525-0658 and enter access code 753517.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,”

“opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Investment in hotel properties, net	$365,070,725	$375,885,224
Investment in hotel properties held for sale, net	—	22,870,487
Cash and cash equivalents	21,918,680	13,166,883
Restricted cash	5,422,950	12,411,654
Accounts receivable, net	5,844,904	4,822,187
Prepaid expenses, inventory and other assets	6,754,956	6,894,228
TOTAL ASSETS	$405,012,215	$436,050,663
LIABILITIES
Mortgage loans, net	$320,482,103	$351,170,883
Secured notes, net	—	19,128,330
Unsecured notes	2,545,975	7,609,934
Accounts payable and accrued liabilities	24,147,929	35,960,293
Advance deposits	2,233,013	1,552,942
Dividends and distributions payable	4,082,472	4,125,351
TOTAL LIABILITIES	$353,491,492	$419,547,733
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,510,000 shares issued and outstanding; aggregate liquidation preference $44,655,050 and $43,035,000, at December 31, 2022 and 2021, respectively.	14,641	15,100
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,384,610 shares issued and outstanding; aggregate liquidation preference $40,940,681 and $39,385,669, at December 31, 2022 and 2021, respectively.	13,461	13,846
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,165,000 shares issued and outstanding; aggregate liquidation preference $35,674,458 and $33,329,922, at December 31, 2022 and 2021, respectively.	11,631	11,650
Common stock, par value $0.01, 69,000,000 shares authorized, 18,951,525 shares issued and outstanding at December 31, 2022 and 17,441,058 shares issued and outstanding at December 31, 2021.	189,515	174,410
Additional paid-in capital	175,611,370	177,651,954
Unearned ESOP shares	(2,601,134)	(3,083,398)
Distributions in excess of retained earnings	(120,985,183)	(153,521,704)
Total Sotherly Hotels Inc. stockholders’ equity	52,254,301	21,261,858
Noncontrolling interest	(733,578)	(4,758,928)
TOTAL EQUITY	51,520,723	16,502,930
TOTAL LIABILITIES AND EQUITY	$405,012,215	$436,050,663

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

REVENUE
Rooms department	$26,044,903	$23,854,036	$109,553,906	$88,625,659
Food and beverage department	9,409,840	5,961,822	29,556,213	15,829,487
Other operating departments	5,887,004	5,260,100	26,967,185	23,132,778
Total revenue	41,341,747	35,075,958	166,077,304	127,587,924
EXPENSES
Hotel operating expenses
Rooms department	6,088,239	6,275,085	25,782,888	22,688,063
Food and beverage department	5,855,658	4,069,497	19,724,225	10,297,461
Other operating departments	1,825,675	1,988,348	9,296,056	8,607,594
Indirect	15,678,683	14,640,575	64,811,567	55,100,245
Total hotel operating expenses	29,448,255	26,973,505	119,614,736	96,693,363
Depreciation and amortization	4,760,715	4,952,338	18,650,336	19,909,226
Impairment of investment in hotel properties, net	—	12,201,461	—	12,201,461
Loss (gain) on disposal of assets	144,370	792	636,198	(158,286)
Corporate general and administrative	1,847,081	2,850,345	6,621,221	6,997,166
Total hotel operating expenses	36,200,421	46,978,441	145,522,491	135,642,930
NET OPERATING INCOME (LOSS)	5,141,326	(11,902,483)	20,554,813	(8,055,006)
Other income (expense)
Interest expense	(4,492,271)	(5,622,931)	(19,772,802)	(22,686,694)
Interest income	96,776	35,726	189,291	147,025
Loss on early extinguishment of debt	—	—	(5,944,881)	—
Unrealized gain (loss) on hedging activities	(74,104)	538,281	2,918,207	1,493,841
PPP debt forgiveness	4,720,278	—	4,720,278	—
Gain on sale of hotel properties	—	—	30,053,977	—
Gain on involuntary conversion of assets	289,479	80,847	1,763,320	588,586
Net income (loss) before income taxes	5,681,484	(16,870,560)	34,482,203	(28,512,248)
Income tax provision	(488,611)	(11,267)	(522,355)	(27,392)
Net income (loss)	5,192,873	(16,881,827)	33,959,848	(28,539,640)
Less: Net (income) loss attributable to noncontrolling interest	(106,102)	1,148,822	(1,423,327)	2,318,166
Net income (loss) attributable to the Company	5,086,771	(15,733,005)	32,536,521	(26,221,474)
Undeclared distributions to preferred stockholders	(1,994,313)	(1,744,340)	(7,634,219)	(7,541,891)
Gain on extinguishment of preferred stock	—	268,134	64,518	361,476
Net income (loss) attributable to common stockholders	$3,092,458	$(17,209,211)	$24,966,820	$(33,401,889)
Net income (loss) per share attributable to common stockholders
Basic	$0.17	$(1.06)	$1.40	$(2.15)
Diluted	$0.16	$(1.06)	$1.35	$(2.15)
Weighted average number of common shares outstanding

Basic	18,409,738	16,264,306	17,802,717	15,531,684
Diluted	18,885,204	16,264,306	18,380,013	15,531,684

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2022, 2021 and 2019, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences. The ten wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2022 and the corresponding periods in 2021 and 2019 are considered same-store properties (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performances of the Sheraton Louisville Riverside which was sold in February 2022, or the DoubleTree by Hilton Raleigh-Brownstone University which was sold in June 2022. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, during the three and twelve months ended December 31, 2022 and the corresponding periods in 2021 and 2019. The same-store (composite) portfolio metrics includes all properties with the exceptions of the Sheraton Louisville Riverside, DoubleTree by Hilton Raleigh-Brownstone University and the Hyde Beach House Resort & Residences, during the three and twelve months ended December 31, 2022 and the corresponding periods in 2021 and 2019.

	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended	Year Ended	Year Ended
	December 31, 2022	December 31, 2021	December31, 2019	December 31, 2022	December 31, 2021	December31, 2019
Actual Portfolio Metrics
Occupancy %	58.0%	54.1%	67.5%	60.8%	52.9%	71.3%
ADR	$175.34	$151.93	$150.50	$171.34	$145.50	$155.92
RevPAR	$101.61	$82.16	$101.61	$104.17	$76.94	$111.17
Same-Store Portfolio Metrics
Occupancy %	58.0%	54.0%	67.3%	61.2%	53.1%	71.2%
ADR	$175.34	$156.90	$153.99	$172.28	$150.32	$159.63
RevPAR	$101.61	$84.75	$103.69	$105.45	$79.81	$113.62
Composite Portfolio Metrics
Occupancy %	56.5%	53.0%	65.7%	60.0%	52.5%	70.1%
ADR	$180.05	$162.00	$155.57	$181.34	$160.51	$161.17
RevPAR	$101.73	$85.80	$102.27	$108.87	$84.29	$112.94
Same-Store (Composite) Portfolio Metrics
Occupancy %	57.4%	53.6%	66.0%	61.0%	53.1%	70.0%
ADR	$178.41	$163.20	$159.01	$178.01	$160.03	$165.27
RevPAR	$102.34	$87.43	$105.01	$108.56	$85.04	$115.68

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2022, 2021 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2022	Q4 2021	Q4 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	60.5%	64.6%	62.9%
	65.7%	59.3%	65.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	62.9%	63.7%	75.4%
	68.8%	65.7%	78.5%
DoubleTree by Hilton Laurel Laurel, Maryland	57.6%	49.1%	65.2%
	59.7%	48.0%	69.9%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	60.9%	61.9%	73.9%
	64.6%	58.9%	76.6%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	47.9%	45.3%	69.5%
	60.6%	52.2%	70.5%
Georgian Terrace Atlanta, Georgia	59.8%	47.7%	67.5%
	51.8%	48.7%	70.0%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	72.9%	73.7%	61.8%
	76.3%	72.8%	66.2%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	57.3%	60.0%	60.3%
	62.2%	54.3%	68.5%
Hyatt Centric Arlington Arlington, Virginia	65.7%	46.3%	74.8%
	64.3%	43.7%	79.1%
The Whitehall Houston, Texas	34.5%	31.8%	56.0%
	40.0%	29.5%	62.2%
Hyde Resort & Residences (1) Hollywood Beach, Florida	34.5%	40.3%	44.6%
	52.8%	54.2%	50.5%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	27.0%	32.3%	15.0%
	42.4%	40.1%	15.0%
All properties weighted average	57.4%	53.6%	66.0%
	61.0%	53.1%	70.0%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q4 2022	Q4 2021	Q4 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$213.72	$193.64	$169.52
	$211.49	$185.06	$174.75
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$160.82	$145.64	$137.96
	$146.53	$135.34	$139.53
DoubleTree by Hilton Laurel Laurel, Maryland	$121.18	$107.37	$103.73
	$117.20	$100.75	$107.34
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$150.63	$132.47	$145.10
	$140.94	$123.41	$143.95
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$189.20	$188.48	$159.34
	$206.18	$186.73	$173.25
Georgian Terrace Atlanta, Georgia	$200.04	$196.76	$193.56
	$198.90	$183.53	$204.60
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$162.40	$139.56	$124.16
	$165.11	$143.09	$129.91
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$174.23	$163.37	$157.48
	$183.90	$171.60	$161.50
Hyatt Centric Arlington Arlington, Virginia	$198.77	$152.20	$176.80
	$187.12	$125.47	$188.15
The Whitehall Houston, Texas	$163.23	$134.44	$142.79
	$150.17	$128.31	$143.33
Hyde Resort & Residences (1) Hollywood Beach, Florida	$377.71	$411.79	$284.03
	$420.53	$415.38	$295.49
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$299.55	$372.58	$341.58
	$381.07	$408.40	$341.58
All properties weighted average	$178.41	$163.20	$159.01
	$178.01	$160.03	$165.27

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q4 2022	Q4 2021	Q4 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$129.27	$125.02	$106.56
	$139.00	$109.76	$114.34
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$101.10	$92.74	$104.03
	$100.79	$88.96	$109.53
DoubleTree by Hilton Laurel Laurel, Maryland	$69.81	$52.67	$67.67
	$69.98	$48.41	$75.06
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$91.79	$82.01	$107.16
	$91.01	$72.71	$110.20
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$90.66	$85.33	$110.76
	$124.93	$97.45	$122.22
Georgian Terrace Atlanta, Georgia	$119.68	$93.87	$130.56
	$103.09	$89.35	$143.15
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$118.38	$102.84	$76.79
	$125.92	$104.15	$85.97
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$99.88	$97.95	$94.93
	$114.45	$93.18	$110.58
Hyatt Centric Arlington Arlington, Virginia	$130.59	$70.51	$132.25
	$120.33	$54.83	$148.77
The Whitehall Houston, Texas	$56.32	$42.72	$79.96
	$60.11	$37.91	$89.18
Hyde Resort & Residences (1) Hollywood Beach, Florida	$130.25	$166.12	$126.79
	$222.08	$225.21	$149.36
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$80.99	$120.52	$51.36
	$161.42	$163.93	$51.36
All properties weighted average	$102.34	$87.43	$105.01
	$108.56	$85.04	$115.68

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss)	$5,192,873	$(16,881,827)	$33,959,848	$(28,539,640)
Depreciation and amortization - real estate	4,746,622	4,933,630	18,593,359	19,838,017
Impairment of investment in hotel properties, net	—	12,201,461	—	12,201,461
Distributions to preferred stockholders	(1,994,313)	(1,744,340)	(7,634,219)	(7,541,891)
Loss (gain) on disposal of assets	144,370	792	636,198	(158,286)
Gain on sale of hotel properties	—	—	(30,053,977)	—
Gain on involuntary conversion of assets	(289,479)	(80,847)	(1,763,320)	(588,586)
FFO attributable to common stockholders and unitholders	7,800,073	(1,571,131)	13,737,889	(4,788,925)
Amortization	14,093	18,708	56,977	71,209
ESOP and stock - based compensation	102,479	124,486	998,424	689,547
Aborted offering costs	—	631,952	—	631,952
Loss on early extinguishment of debt	—	—	5,944,881	—
Unrealized loss (gain) on hedging activities	74,104	(538,281)	(2,918,207)	(1,493,841)
Adjusted FFO attributable to common stockholders and unitholders	$7,990,749	$(1,334,266)	$17,819,964	$(4,890,058)

Weighted average number of shares outstanding, basic	18,409,738	16,264,306	17,802,717	15,531,684

Weighted average number of non-controlling units	898,592	1,160,717	1,045,707	1,164,978

Weighted average number of shares and units outstanding, basic	19,308,330	17,425,023	18,848,424	16,696,662

FFO per common share and unit	$0.40	$(0.09)	$0.73	$(0.29)

Adjusted FFO per common share and unit	$0.41	$(0.08)	$0.95	$(0.29)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss)	$5,192,873	$(16,881,827)	$33,959,848	$(28,539,640)
Interest expense	4,492,271	5,622,931	19,772,802	22,686,694
Interest income	(96,776)	(35,726)	(189,291)	(147,025)
Income tax provision	488,611	11,267	522,355	27,392
Impairment of investment in hotel properties, net	—	12,201,461	—	12,201,461
Gain on sale of hotel properties	—	—	(30,053,977)	—
Loss (gain) on disposal of assets	144,370	792	636,198	(158,286)
Depreciation and amortization	4,760,715	4,952,338	18,650,336	19,909,226
EBITDA	14,982,064	5,871,236	43,298,271	25,979,822
Loss on early extinguishment of debt	—	—	5,944,881	—
PPP debt forgiveness	(4,720,278)	—	(4,720,278)	—
Gain on involuntary conversion of assets	(289,479)	(80,847)	(1,763,320)	(588,586)
Subtotal	9,972,307	5,790,389	42,759,554	25,391,236
Corporate general and administrative	1,847,081	2,850,345	6,621,221	6,997,166
Unrealized loss (gain) on hedging activities	74,104	(538,281)	(2,918,207)	(1,493,841)
Hotel EBITDA	$11,893,492	$8,102,453	$46,462,568	$30,894,561

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	Q1 2023 Guidance
	Low Range	High Range

Net income	$1,290	$1,865
Interest expense	4,228	4,228
Interest income	(130)	(130)
Income tax provision	28	28
Depreciation and amortization	4,610	4,610

EBITDA	10,026	10,601
Corporate general and administrative	1,900	1,900

Hotel EBITDA	$11,926	$12,501

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	Q1 2023 Guidance
	Low Range	High Range

Net income	$1,290	$1,865
Depreciation and amortization	4,595	4,595

FFO	5,885	6,460
Distributions to preferred stockholders	(1,995)	(1,995)

FFO attributable to common stockholders and unitholders	3,890	4,465
Amortization	15	15
ESOP stock based compensation	250	250
Adjusted FFO attributable to common stockholders and unitholders	$4,155	$4,730

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO (including Adjusted FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivatives, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) loss on early debt extinguishment, (10) Paycheck Protection Program (PPP) debt forgiveness, (11) gain on exercise of development right, (12) corporate general and administrative expense, and (13) other operating revenue not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.